                                                                           Sub-Item 77O

Rule 10f-3 Transactions

DREYFUS INVESTMENT FUNDS

Dreyfus Tax Sensitive Total Return Bond Fund

(formerly known as Dreyfus/Standish Intermediate Tax Exempt Bond Fund)

On December 5, 2013, Dreyfus Tax Sensitive Total Return Bond Fund, a series of Dreyfus Investment Funds (the "Fund"), purchased 1,500 5.000% Asset-Backed Revenue Bonds, Series 2013B (State Contingency Contract Secured), due June 1, 2020 issued by Tobacco Settlement Financing Corporation (State of New York) (CUSIP # 88880TNP7) (the “Bonds”), at a purchase price of $108.250 per Bond, including an underwriting discount of $0.375. The Bonds were purchased from Citigroup Global Markets, Inc., a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund’s investment adviser, was also a member. BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction. The following is a list of the syndicate's primary members:

Academy Securities, Inc.

Barclays Capital Inc.

BNY Mellon Capital Markets, LLC

Citigroup Global Markets Inc.

Drexel Hamilton, LLC

Goldman, Sachs & Co.

Jefferies LLC

J.P. Morgan Securities LLC

Lebenthal & Co., LLC

Loop Capital Markets, LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Morgan Stanley & Co. LLC

Raymond James & Associates, Inc.

RBC Capital Markets, LLC

Rice Securities, LLC

Roosevelt & Cross, Inc.

Samuel A. Ramirez & Company, Inc.

Siebert Brandford Shank & Co., L.L.C.

Wells Fargo Securities, LLC

Accompanying this statement are materials presented to the Board of Trustees of the Fund, which ratified the purchase in compliance with the Fund's Rule 10f-3 Procedures at the Fund's Board meetings held on February 19-20, 2014. These materials include additional information about the terms of the transaction.

PRE-PURCHASE APPROVAL FORM PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE (Used for compliance with Rule 10f-3 and/or Rule 23B)

1. Account/Fund Name: **Dreyfus Standish Mellon Intermediate Tax Exempt**
2. Anticipated Purchase Date: **12/5/13**
3. Total Net Assets of Account/Fund: **$162,628,862.50**
4. Type and Description of Security to be Purchased: **TOBACCO STLMNT NY FIN C'16/100, 5%, 6/1/20**
5. Credit Rating of Security (Rating/Rating Agency): **Fitch AA-, S&P AA-**
6. Name of Underwriting Syndicate Dealer Effecting Transaction: **CITIGROUP GLOBAL MARKETS, INC.**
7. Name of Affiliated Underwriter in Underwriting Syndicate: **BNY Mellon Capital Markets, LLC**
8. Issue Size: **565,655,000**
9. CUSIP: **88880TNP7**
10. Amount Purchased by Account/Fund: **1,500 Units**
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: **0.27%**
12. Amount Purchased as a Percentage of Account/Fund Assets: **1.00%**
13. Purchase Price of Securities (if at par, so state): **108.25**
14. Commission/Spread Received by Principal Underwriters: **0.3750%**
15. Yield (as applicable): **4.619%**
16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase **4.619%**
17. The Affiliated Purchase Must be Reported to the appropriate Board of Directors as described in this policy

Mutual Fund Purchases Only *(See Fund Rule 10f-3 procedures for more information):*
1. Was Price paid for all block purchases the same for all participants? (Must be Yes): **Yes**
2. Was Security Purchased on Offer Date? (Must be Yes): **Yes**
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): **Yes**
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): **Yes**
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): **No**
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): **Yes**
7. *Municipal Securities Only:* Is security spread sufficiently liquid that it can be sold at carrying price within a reasonably short time? (Must be Yes): **Yes**
8. *Municipal Securities Only:* Is security subject to no greater than moderate credit risk? (Must be Yes): **Yes**

REPRESENTATIONS (Check box to make specific affirmation of <u>all</u> points listed below OR Trade Can Not Be Made) : [X]

- This transaction complies with all applicable provisions of the *Policy For Purchases Of Debt & Equity Securities Underwritten By An Affiliate*
- **This purchase will not be designated as a "group sale" (i.e, affiliated underwriter does not receive commissions from the unaffiliated broker/dealer) or otherwise allocated to the affiliated underwriter's account and the purchase of these securities will not benefit a direct or indirect affiliate entity of BNY Mellon.**
- The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any BNY Mellon affiliate or any other party, including, without limitation, another party to the transaction.
- The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.
- If the account is a mutual fund, the adviser has determined that the securities purchased are in accordance with Rule 10f-3 policies and procedures in which the applicable fund is permitted to invest in its prospectus. **Per Rule 10f-3, mutual fund purchases of fixed income and equity securities, aggregated with purchases by any other investment company advised by the investment company's investment advisor, and any purchases by another account with respect to which the investment adviser has investment discretion, are limited to 25% of the offering.**

LOB Asset Management Unit (Print):	Standish Mellon Asset Management		
LOB Portfolio Manager Name (Print)	Thomas Casey	Signature [signature]	Date 1/9/14
LOB CIO/COO Name (Print)	Daniel Rabasco	Signature [signature]	Date 1/7/14
Chief Compliance Officer Name (Print)	Julia Braithwaite	Signature [signature]	Date 1/13/14

Notes:
If the transaction pertains to an advised or sub-advised mutual fund, this for must be submitted to the applicable mutual fund CCO
If transaction pertains to an account governed by ERISA, please complete the appropriate ERISA checklist as stated in the Policy for Purchases of Debt & Equity Securities Underwritten by an Affiliate.
- **Exhibit C. ERISA checklist per DOL PTE 75-1**
- **Exhibit D. ERISA checklist per DOL PTE 2009-13 Parts I and II**

This form and ERISA checklists, if applicable, must be completed and submitted to the appropriate Compliance Manager:
- Mary Lomasney for transactions generated by employees of investment subsidiaries for dual-officer managed bank commingled funds
- Katherine Cain for transactions generated by the Wealth Management Sector

Ratings: S&P: "AA-"
Fitch: "AA-"
(See "Ratings" herein)
BOOK-ENTRY ONLY

NEW ISSUES

In the opinion of Hawkins Delafield & Wood LLP, Bond Counsel to the Corporation, and D. Seaton and Associates, Co-Bond Counsel to the Corporation, under existing statutes and court decisions, and assuming continuing compliance with certain tax covenants as described herein, (i) interest on the Series 2013 Bonds is excluded from gross income for federal income tax purposes under Section 103 of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) interest on the Series 2013 Bonds is not treated as a preference item in calculating the alternative minimum tax imposed on individuals and corporations under the Code; such interest, however, is included in the adjusted current earnings of certain corporations for purposes of calculating the alternative minimum tax imposed on such corporations. In addition, in the opinion of Bond Counsel and Co-Bond Counsel, under the Act, interest on the Series 2013 Bonds is exempt from personal income taxes imposed by the State of New York and its political subdivisions, including The City of New York. See "TAX MATTERS" herein regarding certain other tax considerations.

$1,225,745,000
TOBACCO SETTLEMENT FINANCING CORPORATION
(State of New York)
Asset-Backed Revenue Bonds, Series 2013
(State Contingency Contract Secured)
Consisting of

$660,090,000	$565,655,000
Asset-Backed Revenue Bonds, Series 2013A (State Contingency Contract Secured)	**Asset-Backed Revenue Bonds, Series 2013B (State Contingency Contract Secured)**

Dated: Date of Delivery

Due: June 1, as shown on the inside front cover

Payment and Security: The Asset-Backed Revenue Bonds, Series 2013 (State Contingency Contract Secured) (the **"Series 2013 Bonds"**) are special obligations of the Tobacco Settlement Financing Corporation (the **"Corporation"**), consisting of the Asset-Backed Revenue Bonds, Series 2013A (State Contingency Contract Secured) (the **"Series 2013A Bonds"**) and the Asset-Backed Revenue Bonds, Series 2013B (State Contingency Contract Secured) (the **"Series 2013B Bonds"**).

The Series 2013A Bonds are issued under the Indenture, dated as of June 1, 2003, as supplemented, including as supplemented by the Series 2013A Supplement (collectively, the **"Series A Indenture"**), between the Corporation and The Bank of New York Mellon, as indenture trustee (the **"Series A Trustee"**). The Series 2013A Bonds, together with all outstanding bonds previously issued and any additional refunding bonds to be issued under the Series A Indenture (collectively, the **"Series A Bonds"**), are payable from and secured by a pledge of the **"Series A Pledged Revenues,"** which consist primarily of (i) the Series A Pledged Settlement Payments (defined below) sold by the State of New York (the **"State"**) to the Corporation pursuant to the Purchase and Sale Agreement, dated as of June 1, 2003 (the **"Series A Sale Agreement"**), between the State and the Corporation and (ii) the payments (the **"Series A Contract Payments"**) to be made by the State pursuant to the Contingency Contract, dated as of June 1, 2003 (the **"Series A Contract"**), between the State and the Corporation, in such amounts, subject to appropriation by the State Legislature, as are necessary to pay when due the principal of and interest on the Series A Bonds, including the Series 2013A Bonds, to the extent that amounts on deposit in the Series A Pledged Revenues Account, the Series A Debt Service Account, the Series A Supplemental Account and the Series A Debt Service Reserve Account (collectively, the **"Series A Pledged Accounts"**) are insufficient therefor. The Series A Debt Service Reserve Requirement is $227,545,572. The Series A Debt Service Reserve Account is fully funded. Upon the issuance of the Series 2013A Bonds and the application of the proceeds thereof, $1,025,590,000 of Series A Bonds will be outstanding under the Series A Indenture.

Pursuant to the Act and the Series A Sale Agreement, the State sold to the Corporation the **"Series A Pledged Settlement Payments,"** consisting of fifty percent (50%) of the State's Share (as defined herein) of (i) the Annual Payments and Strategic Contribution Fund Payments (as defined herein) and of all adjustments to prior payments, payable to the State pursuant to the MSA (as defined below) and received on and after January 1, 2004 and (ii) all Lump Sum Payments (as defined herein) received at any time on or after June 19, 2003.

The Series 2013B Bonds are issued under the Indenture, dated as of December 1, 2003, as supplemented, including as supplemented by the Series 2013B Supplement (collectively, the **"Series B Indenture"**), between the Corporation and The Bank of New York Mellon, as indenture trustee (the **"Series B Trustee"**). The Series 2013B Bonds, together with all outstanding bonds previously issued and any additional refunding bonds to be issued under the Series B Indenture (collectively, the **"Series B Bonds"**), are payable from and secured by a pledge of the **"Series B Pledged Revenues,"** which consist primarily of (i) the Series B Pledged Settlement Payments (defined below) sold by the State to the Corporation pursuant to the Purchase and Sale Agreement, dated as of December 1, 2003 (the **"Series B Sale Agreement"**), between the State and the Corporation and (ii) the payments (the **"Series B Contract Payments"**) to be made by the State pursuant to the Contingency Contract, dated as of December 1, 2003 (the **"Series B Contract"**), between the State and the Corporation, in such amounts, subject to appropriation by the State Legislature, as are necessary to pay when due the principal of and interest on the Series B Bonds, including the Series 2013B Bonds, to the extent that amounts on deposit in the Series B Pledged Revenues Account, the Series B Debt Service Account, the Series B Supplemental Account and the Series B Debt Service Reserve Account (collectively, the **"Series B Pledged Accounts"**) are insufficient therefor. The Series B Debt Service Reserve Requirement is $221,582,344. The Series B Debt Service Reserve Account is fully funded. Upon the issuance of the Series 2013B Bonds and the application of the proceeds thereof, $1,027,655,000 of Series B Bonds will be outstanding under the Series B Indenture.

Pursuant to the Act and the Series B Sale Agreement, the State sold to the Corporation the **"Series B Pledged Settlement Payments,"** consisting of fifty percent (50%) of the State's Share of (i) the Annual Payments and Strategic Contribution Fund payments (as defined herein) and of all adjustments to prior payments, payable to the State pursuant to the MSA and received on and after January 1, 2004 and (ii) all Lump Sum Payments (as defined herein) received at any time on or after December 2, 2003.

The Master Settlement Agreement (the **"MSA"**) was entered into by participating cigarette manufacturers (the **"PMs"**), the State, 45 other states and six other U.S. jurisdictions (collectively, the **"Settling States"**), in November 1998 in the settlement of certain smoking-related litigation pursuant to which the PMs agreed to make certain payments to the Settling States (such payments as more fully described herein, the **"Tobacco Settlement Revenues"**). Payments by the PMs under the MSA are subject to certain adjustments, including the NPM Adjustment (defined herein), some of which have occurred and may continue to occur and may be material. See "BONDHOLDERS' RISKS" herein.

The Series A Bonds and the Series B Bonds are each separately secured by the Series A Pledged Revenues and the Series B Pledged Revenues, respectively. The Series A Trustee does not have the right to make a claim to mitigate all or any part of an asserted deficiency in the Series A Pledged Revenues from the Series B Pledged Revenues and, likewise, the Series B Trustee does not have the right to make a claim to mitigate all or part of an asserted deficiency in the Series B Pledged Revenues from the Series A Pledged Revenues. The rights of the Series A Trustee and the Series B Trustee to receive its respective Pledged Revenues are equal to and on a parity with each other and one right is not inferior or superior to the other.

The Corporation will apply the proceeds of the Series 2013 Bonds to (i) refund (A) all of its Asset-Backed Revenue Bonds, Series 2003 A-1C (State Contingency Contract Secured), in the aggregate principal amount of $700,220,000 (the **"Series 2003 A-1C Refunded Bonds"**) and (B) all of its Asset-Backed Revenue Bonds, Series 2003 B-1C (State Contingency Contract Secured), in the aggregate principal amount of $603,265,000 (the **"Series 2003 B-1C Refunded Bonds,"** and, items (A) and (B), collectively, the **"Refunded Bonds"**), and (ii) pay the costs of issuance incurred in connection with the issuance of the Series 2013 Bonds.

The proceeds of the Series 2013A Bonds, and other assets of the Corporation (other than the Series A Pledged Revenues) are not pledged to the payment of, and are therefore not available to the holders of, the Series 2013A Bonds. The proceeds of the Series 2013B Bonds, and other assets of the Corporation (other than the Series B Pledged Revenues) are not pledged to the payment of, and are therefore not available to the holders of, the Series 2013B Bonds. Pursuant to the Act and each of the Series A Sale Agreement and the Series B Sale Agreement, the State has covenanted for the benefit of each of the Series A Bondholders and the Series B Bondholders, respectively, that it will not in any way impair the rights and remedies of each of the Series A Bondholders and the Series B Bondholders, respectively, or the security for each of the Series A Bonds and the Series B Bonds, respectively.

PURSUANT TO THE ACT, THE SERIES 2013 BONDS SHALL NOT CONSTITUTE A DEBT OR MORAL OBLIGATION OF THE STATE OR A STATE SUPPORTED OBLIGATION WITHIN THE MEANING OF ANY CONSTITUTIONAL OR STATUTORY PROVISION OR A PLEDGE OF THE FAITH AND CREDIT OF THE STATE OR OF THE TAXING POWER OF THE STATE, AND THE STATE SHALL NOT BE LIABLE TO MAKE ANY PAYMENTS THEREON NOR SHALL ANY SERIES 2013A BONDS BE PAYABLE OUT OF ANY FUNDS OR ASSETS OTHER THAN THE SERIES A PLEDGED REVENUES AND AMOUNTS ON DEPOSIT IN THE SERIES A PLEDGED ACCOUNTS OR ANY SERIES 2013B BONDS BE PAYABLE OUT OF ANY FUNDS OR ASSETS OTHER THAN THE SERIES B PLEDGED REVENUES AND AMOUNTS ON DEPOSIT IN THE SERIES B PLEDGED ACCOUNTS. THE CORPORATION HAS NO TAXING POWER.

Description: The Series 2013 Bonds will be dated their date of delivery, and mature on the dates and in the aggregate principal amounts set forth on the inside front cover. Interest on the Series 2013 Bonds will be payable on June 1 and December 1 of each year, commencing on June 1, 2014.

Redemption: *The Series 2013 Bonds are subject to optional redemption prior to maturity and mandatory clean-up redemption as set forth herein. See "THE SERIES 2013A BONDS" and "THE SERIES 2013B BONDS."*

See Inside Front Cover for Maturity Schedule, Interest Rates and Yields

---

Citigroup	**Barclays**	**Ramirez & Co., Inc.**
Academy Securities, Inc.	**BofA Merrill Lynch**	**BNY Mellon Capital Markets, LLC**
Drexel Hamilton, LLC	**Goldman, Sachs & Co.**	**Jefferies**
J.P. Morgan	**Lebenthal & Co., LLC**	**Loop Capital Markets LLC**
Morgan Stanley	**Raymond James**	**RBC Capital Markets**
Rice Financial Products Company	**Roosevelt & Cross, Incorporated**	**Siebert Brandford Shank & Co., L.L.C.**
	Wells Fargo Securities	

The Series 2013 Bonds are offered when, as and if issued and accepted by the Underwriters, subject to the approval of legality by Hawkins Delafield & Wood LLP, New York, New York, as Bond Counsel to the Corporation and D. Seaton and Associates, New York, New York, as Co-Bond Counsel to the Corporation. Certain legal matters will be passed upon for the Corporation by its Counsel and by Orrick, Herrington & Sutcliffe LLP, Disclosure Counsel to the Corporation. Certain legal matters will be passed upon for the State by the Attorney General. Certain legal matters will be passed upon for the Underwriters by Hiscock & Barclay, LLP, Albany, New York, as Underwriters' Counsel. It is expected that the Series 2013 Bonds will be available for delivery in book-entry form only through The Depository Trust Company in New York, New York on or about December 12, 2013.

December 5, 2013

Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification
I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies. *I attest that:* ➢ The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown. ➢ The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown. ➢ My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures. ➢ My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable. ➢ Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.

[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	1/17/14